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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 3, 1998 which appears on page 59 of the 1997 Annual Report to Shareholders of United Asset Management Corporation, which is incorporated by reference in United Asset Management Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP